SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported): April 16,1998


                           THE TRANSLATION GROUP, LTD.
             (Exact Name of Registrant as Specified in its Charter)



          Delaware                    0-21725                22-3382869
(State or Other Jurisdiction of     (Commission           (I.R.S. Employer
Incorporation or Organization)      File Number)          Identification Number)





30 Washington Avenue, Haddonfield, NJ                         08033
(Address of Principal Executive Offices)                    (Zip Code)


       Registrant's telephone number, including area code: (609) 795-8669




44 Tanner Street, Haddonfield, New Jersey
(Former Name or Former Address if Changed Since Last Report)

Item 5.  Other Events.


         The Company has terminated for cause the employment of its Chief Operating Officer, Theodora Landgren, and has removed Ms. Landgren from any position that she might hold as an officer of the Company and as an officer and director of the Company's wholly owned subsidiary, Bureau of Translation Services, Inc.

         Counsel for Ms. Landgren have informed the Company's attorneys that Ms. Landgren intends to commence litigation. The attorneys for the respective parties have been engaged in discussions in an attempt to reach an amicable resolution of this matter.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 29, 1998

                                                     THE TRANSLATION GROUP, LTD.



                                                     By:       /s/
                                                           Charles D. Cascio,
                                                           President and CEO


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